As filed with the Securities and Exchange Commission on March 15, 2006

Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAFFIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdic- tion of incorporation or organization)	22-3322277 (IRS Employer Identification No.)

ONE BLUE HILL PLAZA
PEARL RIVER, NEW YORK 10965
(Address of principal executive offices)

TRAFFIX, INC.
1996 STOCK OPTION PLAN, AS AMENDED AND RESTATED
(Full title of the plan)

JEFFREY L. SCHWARTZ
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
TRAFFIX, INC.
ONE BLUE HILL PLAZA
PEARL RIVER, NEW YORK 10965
(845) 620-1212
(Name, address and telephone number,
including area code, of agent for service)

Copy to:

Saul Kaszovitz, Esq.
Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
750 Lexington Avenue
New York, New York 10022

Approximate date of commencement of proposed sale to the public:

FROM TIME TO TIME AFTER THE
REGISTRATION STATEMENT BECOMES EFFECTIVE.

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF		MAXIMUM	MAXIMUM
SECURITIES	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
TO BE	TO BE	PRICE	OFFERING	REGISTRATION
REGISTERED	REGISTERED	PER SHARE	PRICE	FEE

Common Stock	1,418,430	$5.45	$7,730,444(2)	$828
($.001 par value)	shares(1)

(1) Represents shares underlying the Company's 1996 Stock Option Plan, as amended and restated to date (the "Plan"), for which no registration statement has been filed.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the product resulting from multiplying 1,418,430 shares of Common Stock by $5.45, the average of the high and low sales prices of the shares of Common Stock, as reported on the Nasdaq National Market on March 13, 2006.

THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8, FILED WITH THE COMMISSION ON DECEMBER 10, 1996, DECEMBER 3, 1999, MARCH 30, 2001 AND SEPTEMBER 25, 2003 (FILE NOS. 333-17585, 333-92039, 333-58010 AND 333-109113, RESPECTIVELY), ARE HEREBY INCORPORATED BY REFERENCE, EXCEPT AS REVISED BELOW.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by us with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

(a)	Our Annual Report on Form 10-K for the year ended November 30, 2005.

(b)	Our Current Report on Form 8-K filed with the Commission on February 28, 2006 (as to Item 8.01 only) and March 14, 2006.

(c)	The description of our Common Stock set forth in our Registration Statement on Form 8-A filed October 23, 1995 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Murray L. Skala, a member of our Board of Directors and a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, our legal counsel, is the holder of options granted him under the Plan to purchase up to 193,750 shares of our common stock at varying exercise prices.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation provides that the personal liability of the directors of our Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our ability or the ability of our stockholders to seek non monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, the certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8. EXHIBITS.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated 1996 Stock Option Plan of
the Registrant (1)

4.2	Second Amended and Restated Stock Option Plan
of the Registrant (2)

4.3	Third Amended and Restated Stock Option Plan of
the Registrant (3)

4.4	Fourth Amended and Restated Stock Option Plan
of the Registrant (4)

4.5	Fifth Amended and Restated Stock Option Plan
of the Registrant (5)

5*	Opinion of Feder, Kaszovitz, Isaacson, Weber,
Skala, Bass & Rhine LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Feder, Kaszovitz, Isaacson, Weber,
Skala, Bass & Rhine LLP (contained in Exhibit 5)

* Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 16, 2000, and incorporated herein by reference.

(4) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 18, 2002, and incorporated herein by reference.

(5) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 19, 2004, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River and State of New York on the 15th day of March, 2006.

TRAFFIX, INC.

By:	/s/ Jeffrey L. Schwartz
Jeffrey L. Schwartz Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jeffrey L. Schwartz	Chairman and Chief Executive Officer	March 15, 2006
Jeffrey L. Schwartz	(Principal Executive Officer)

/s/ Daniel Harvey	Chief Financial Officer (Principal	March 15, 2006
Daniel Harvey	Financial and Accounting Officer)

/s/ Andrew Stollman	Director	March 15, 2006
Andrew Stollman

/s/ Murray L. Skala	Director	March 15, 2006
Murray L. Skala

Director
Edwin A. Levy

/s/ Lawrence Burstein	Director	March 15, 2006
Lawrence Burstein

/s/ Mark Gutterman	Director	March 15, 2006
Mark Gutterman

/s/ Robert B. Machinist	Director	March 15, 2006
Robert B. Machinist

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amended and Restated 1996 Stock Option Plan of
the Registrant (1)

4.2	Second Amended and Restated Stock Option Plan
of the Registrant (2)

4.3	Third Amended and Restated Stock Option Plan of
the Registrant (3)

4.4	Fourth Amended and Restated Stock Option Plan
of the Registrant (4)

4.5	Fifth Amended and Restated Stock Option Plan
of the Registrant (5)

5*	Opinion of Feder, Kaszovitz, Isaacson, Weber,
Skala, Bass & Rhine LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Feder, Kaszovitz, Isaacson, Weber,
Skala, Bass & Rhine LLP (contained in Exhibit 5)

* Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 16, 2000, and incorporated herein by reference.

(4) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 18, 2002, and incorporated herein by reference.

(5) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 19, 2004, and incorporated herein by reference.